BY-LAWS
                                     -------

                                       OF

                      MIDWEST ENTERPRISE CONSULTANTS, INC.

                                    ARTICLE I
                                    ---------

                                     OFFICES

     The corporation shall continuously maintain in the State of Illinois a registered office and a registered agent whose business office is identical with such registered office, and may have other offices within or without the state.


                                   ARTICLE II
                                   ----------

                                   SHAREHOLDER

     SECTION 1. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the first Tuesday in March of each year or at such time as the board of directors may designate for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called either by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation entitled to vote, for the purpose or purposes stated in the call of the meeting.

     SECTION 3. PLACE OF MEETING. The board of directors may designate any place, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at

     SECTION 4. NOTICE OF MEETING. Written notice stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than 20 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

     SECTION 5. FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and for a meeting of shareholders, not less than 10 days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than 20 days before the date of such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. A determination of shareholders shall apply to any adjournment of the meeting.

     SECTION 6. VOTING LISTS. The officer or agent having charge of the transfer book for shares of the corporation shall make, within 20 days after the record date for a meeting of shareholders or 10 days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

     SECTION 7. QUORUM. The holders of a majority of the outstanding shares of the corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at any meeting of shareholders, but in no event shall a quorum consist of less than one-third of the outstanding shares entitled so to vote; provided that if less than a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the note of a greater number or voting by classes is required by the Business Corporation Act, the articles of incorporation or these by-laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

     SECTION 8. PROXIES. Each shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed, but no such proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 9. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote in each matter submitted to vote at a meeting of shareholders, and in all elections for directors, every shareholder shall have the right to vote the number of shares owned by such shareholder for as many persons as there are directors multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any number of candidates. Each shareholder may vote either in person or by proxy as provided in SECTION 8 hereof.

     SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

     Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation.

     Shares registered in the name of a deceased person, a minor ward or a person under legal disability, may be voted by his or her administrator, executor or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

     Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not exceed 10 years, by entering in to a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

     Shares of its own stock belonging to this corporation shall not e voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be c ounted in determining the total number of outstanding shares at any given time.

     SECTION 11. CUMULATIVE VOTING. In all elections for directors, every shareholder shall have the right to vote in person or by proxy, the number of shares owned by him/her, for as many persons as there are directors to be elected, or to cumulate such votes, and give one candidate as many votes as the number of directors multiplied by the number of his/her shares shall equal, or to distribute them on the same principle among as many candidates as he/she shall think fit.

     The articles of incorporation may be amended to limit or eliminate cumulative voting rights in all or specified circumstances, or to limit or deny voting rights or to provide special voting rights as to any class or classes or series of shares of the corporation.

     SECTION 12 INSPECTORS. At any meeting of shareholders, the presiding officer may, or upon the request of any shareholder, shall appoint one or more persons as inspectors for such meeting.

     Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

     Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     SECTION 13 INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken shall be signed
(a) if 5 days prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (b) by all of the shareholders entitled to vote with respect to the subject matter thereof.

     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any section of the Business Corporation Act if such action had been voted on by the shareholders at a meeting thereof, the certificate filed under such section concerning any vote of shareholders, that written notice an consent have been given in accordance with the provisions of the Business Corporation Act governing informal action by shareholders.

     SECTION 14 VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot
..

                                   ARTICLE III
                                   -----------

                                    DIRECTORS
                                    ---------


     SECTION 1 GENERAL POWERS. The business of the corporation shall be managed by or under the direction of its board of directors. A majority of the board of directors may establish reasonable compensation for their services and the services of other officers, irrespective of any personal interest.

     SECTION 2 NUMBER, TENURE, AND QUALIFICATIONS. The number of directors of the corporation shall be two. Each director shall hold office until the next annual meeting of shareholders; or until his successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the corporation. The number of directors may be increased or decreased from time to time by the amendment of this section. No decrease shall have the effect of shortening the term of any incumbent director.

     SECTION 3 REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for holding of additional regular meetings without other notice than such resolution.

     SECTION 4 SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or any tow directors. The person or person authorized to call special meetings of the board directors may fix any place as the pace for holding any special meeting of the board of directors called by them.

     SECTION 5 NOTICE. Notice of any special meeting shall be given at least ___days previous thereto by written notice to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6 QUORUM. A majority of the number of directors fixed by these by-laws shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

     SECTION 7 MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute, these by-laws, or the articles of incorporation.

     SECTION 8 VACANCIES. Any vacancy on the board of directors may be filled by election at the next annual or special meeting of shareholders. A majority of the board of directors may fill any vacancy prior to such annual or special meeting of shareholders.

     SECTION 9 RESIGNATION AND REMOVAL OF DIRECTORS. A director may resign at any time upon written notice to the board of directors. A director may be removed with or without cause, by a majority of shareholders if the notice of the meeting names the director or directors to be removed at said meeting.

     SECTION 10 INFORMAL ACTION BY DIRECTORS. The authority of the board of directors may be exercised without a meeting if a consent in writing, setting forth the action taken, is signed by all of the directors entitled to vote.

     SECTION 11 COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation o fall directors for services to the corporation as directors, officers or otherwise notwithstanding any director conflict of interest. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board. No such payment previously mentioned in this section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 12 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 13 COMMITTEES. A majority of the board of directors may create one or more committees of two or more members to exercise appropriate authority of the board of directors. A majority of such committee shall constitute a quorum for transaction of business. A committee may transact business without a meeting by unanimous written consent.


                                   ARTICLE IV
                                   ----------

                                    OFFICERS
                                    --------

     SECTION 1 NUMBER. The officers of the corporation shall be a president, one or more vice-presidents, a treasurer, a secretary, and such other officers as may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

     SECTION 2 ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officers shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.

     SECTION 3 REMOVAL. Any officers elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the corporation would be served thereby but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4 PRESIDENT. The president shall be the principal executive officer of the corporation. subject to the direction and control of the board of directors, he/she shall be in charge of the business of the corporation; he shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned t some other person by the board of directors; and, in general, he/she shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. He shall preside at all meeting of the shareholders and of the board of directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. He may vote all securities which the corporation is entitled t vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

     SECTION 5 THE VICE-PRESIDENTS. The vice-president (or in the event there be more than one vice-president, each of the vice-presidents) shall assist the president in the discharge of his/her duties as the president may direct and shall perform such other duties as from time to time may be assigned to him/her by the president or by the board of directors. In the absence of the president or in the event of his/her inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the board of directors, or by the president if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice-president) shall perform the duties of the president, and when so acting, shall have the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice-president (or each of them if there are more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he/she may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

     SECTION 6 THE TREASURER. The treasurer shall be the principal accounting and financial officer of the corporation. He shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors may determine.

     SECTION 7 THE SECRETARY. The secretary shall: (a) record the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds mortgages, bonds or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws; (f) have general charge of the stock transfer books of the corporation; (g) have authority to certify the by-laws, resolutions of the shareholders and board of directors and committees thereof, and other documents of the corporation as true and correct copies thereof, and
(h) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the president or by the board of directors.

     SECTION  8      ASSISTANT  TREASURERS  AND  ASSISTANT  SECRETARIES.
The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors. The assistant secretaries may sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contract, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

     SECTION 9 SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V
                                    ---------

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1 CONTRACTS. The board of directors may authorized any officer of officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 2 LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors.

     SECTION 3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness if issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

     SECTION 4 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

                                   ARTICLES VI
                                   -----------

                            SHARES AND THEIR TRANSFER

     SECTION 1 SHARES REPRESENTED BY CERTIFICATES AND UNCERTIFICATED SHARES. Shares either shall be represented by certificates of shall be uncertificated shares.

     Certificates representing shares of the corporation shall be signed by the appropriate officers and may be sealed with the seal or a facsimile of the seal of the corporation. If a certificate is countersigned by a transfer agent or registrar, other than the corporation or its employee, any other signatures may be facsimile. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, and that the corporation is organized under Illinois law. If the corporation is authorized to issue shares of more than one class or series within a class, the certificate shall also contain such information or statement as may be required by law.

     Unless prohibited by the articles of incorporation, the board of directors may provide by resolution that some or all of any class or series of shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate has been surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send the registered owner thereof a written notice of all information that would appear on a certificate. Except as otherwise expressly provided by law, the rights and obligation of the holders of uncertificated shares shall be identical to those of the holders of certificates representing shares of the same class and series.

     The name and address of each shareholder, the number and class of shares held and the date on which the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

     SECTION 2 LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

     SECTION 3 TRANSFERS OF SHARES. Transfer of shares of the corporation shall be recorded on the books of the corporation. Transfer of shares represented by a certificate, except in the case of a lost or destroyed certificate, shall be made on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective. Transfer of an uncertificated share shall be made on receipt by the corporation of an instruction form the registered owner or other appropriate person. The instruction shall be in writing or a communication in such form as may be agreed upon writing by the corporation.

                                   ARTICLE VII
                                   -----------

                                   FISCAL YEAR

     The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                  ARTICLE VIII
                                  ------------

                                  DISTRIBUTIONS

     The board of directors may authorize, and the corporation may make, distributions to its shareholders, subject to any restrictions in its articles of incorporation or provided by law.

                                   ARTICLE IX
                                   ----------

                                      SEAL

     The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Illinois." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced, provided that the affixing of the corporate seal to an instrument shall not give the instrument additional force or effect, or change the construction thereof, and the use of the corporate seal is not mandatory.

                                    ARTICLE X
                                    ---------

                                WAIVER OF NOTICE

     Whenever any notice is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of The Business Corporation Act of the State of Illinois, a waiver thereof in writing, signed by the person or persons entitled t such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

                                   ARTICLE XI
                                   ----------

                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS

     SECTION 1 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suite or proceeding if he acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonable incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     SECTION 3 To the extent that a director, officer, employee, or agent of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

     SECTION 4 Any indemnification under sections 1 and 2 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in sections 1and 2. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suite or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

     SECTION 5 Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this article.

     SECTION 6 The indemnification provided by this article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 7 The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent if the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of these sections.

     SECTION 8 If the corporation has paid indemnity or had advanced expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

     SECTION 9 References to "the corporation" shall include, in addition to the surviving corporation, any merging corporation, including any corporation having merged with a merging corporation, absorbed in a merger which otherwise would have lawfully been entitled to indemnify its directors, officers, and employees or agents.

                                   ARTICLE XII
                                   -----------

                                   AMENDMENTS

     Unless the power to make, alter, amend or repeal the by-laws is reserved to the shareholders by the articles of incorporation, the by-laws of the corporation may be made, altered, amended or repealed by the shareholders or the board of directors, but no by-law adopted by the shareholders may be altered, amended or repealed by the board of directors if the by-laws so provide. The by-laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with the law or the articles of incorporation.

     The chairman called for the nomination of officers. Thereupon the following persons were nominated for officers of the corporation to serve for the term provided in the by-laws:

          Office                         Name
          President                    Francisco  Montalvo
          Vice-President               Kenneth  G.  Mason
          Secretary                    Kenneth  G.  Mason
          Treasurer                    Kenneth  G.  Mason

     No further nominations being made the nominations were closed and the directors proceeded to vote on the nominees. All of the directors present at the meeting having voted and the vote having been counted, the Chairman announced the aforesaid nominees had been duly elected to the offices set before their respective names, by the affirmative vote of all directors of the corporation present at the meeting, to serve for the term provided in the by-laws.

     The secretary then presented to the meeting a form of certificate representing shares of the corporation.

     Thereupon, on motion duly made and seconded, the following resolution was unanimously adopted:

          RESOLVED that the certificates to represent those shares of this corporation issued as certificated shares shall be in the form of the specimen certificate presented to this meeting, and said specimen certificate shall be inserted in the minute book of this corporation immediately following the minutes of this meeting.

     The chairman then stated to the meeting that prior to the filing of the articles of incorporation in the office of the Secretary of State, subscriptions to the shares of the corporation had been executed as follows:


          Name              Address                    Number        Amount
                                                       of shares     Subscribed

     Kenneth G. Mason       33 N. LaSalle St.          4,900          $490.00
                            Chicago,  Il  60602
     Francisco Montalvo     53  Ash                    4,900          $490.00
                            Park Forest,  Il  60466
     Mario Montalvo         53  Ash                      200           $20.00
                            Park Forest,  Il  60466

     The chairman stated further that he was advised that under the laws of the State of Illinois, the filing of the articles of incorporation by the Secretary of State constituted acceptance by the corporation of all existing subscriptions to its shares, and that it was in order for the board of directors to determine the time and manner of payment of such subscriptions.

     Thereupon, on motion duly made and seconded, the following resolutions were unanimously adopted:

          RESOLVED that the subscribers to shares of this corporation be and they are hereby requested to make full payment forthwith to the treasurer of the corporation for their shares.

          FURTHER RESOLVED that the treasurer be and he is hereby directed to give notice of this action of the board of directors to all subscribers.

          FURTHER RESOLVED that the shares subscribed for shall be issued for the consideration stated in the subscription agreement, and that when and as any subscriber shall make full payment to the treasurer of this corporation for the shares subscribed by him in accordance with the subscription agreement heretofore accepted, the shares of said subscriber shall be deemed full paid and nonassessable.

          FURTHER RESOLVED that, when and as any subscriber shall make full payment for his shares to the treasurer of this corporation, the proper officers of this corporation, as provided in the by-laws, shall execute and deliver to said subscriber a certificate or certificates representing said shares.

     Thereupon, on motion duly made and seconded and seconded the following resolution was unanimously adopted:

          RESOLVED that the American National Bank of Chicago be an hereby is designated a depositary in which the funds of this corporation may be deposited to the credit of this corporation by any officer, agent or employee of the corporation.

          FURTHER RESOLVED that the president and treasurer of this corporation be and hereby are authorized to sign checks withdrawing funds from said account and that said bank be an hereby is authorized and directed to honor, pay and charge to the account of this corporation all checks and orders for the payment of money so drawn when so signed, without inquiry as to the circumstances of their issue or the disposition of their proceeds, whether such checks be payable to the order of or endorsed by any officer or person signing them or whether they are deposited to the individual credit of any officers or person signing them.

     Thereupon, on motion duly made and seconded and seconded the following resolution was unanimously adopted:

          RESOLVED that the officers of this corporation are directed to make an election by a Small Business Corporation under Section 1362 of Internal Revenue Code to have the corporation treated as an S corporation with the Internal Revenue Service.

     Thereupon, on motion duly made and seconded and seconded the following resolution was unanimously adopted:

          RESOLVED that the printed stock certificates for the common shares of the corporation containing the misprint concerning the number of shares of common stock authorized by the corporation are hereby adopted for use notwithstanding said misprint and the corporation shall honor said certificates as duly and validly issued and shall so direct any transfer agent to that effect.

     The secretary of the meeting then presented a corporate seal conforming to the provisions of the by-laws, said seal making the following impression:

     Thereupon, on motion duly made and seconded, the following resolution was unanimously adopted:

          RESOLVED that the seal presented to this meeting be and it hereby is adopted as the seal of this corporation.

     Thereupon, on motion duly made and seconded, the following resolution was unanimously adopted:

          RESOLVED that the fiscal year of the corporation shall be the month of December.

     Thereupon, on motion duly made and seconded, the following resolution was unanimously adopted:

          RESOLVED that the officers of this corporation be and they are hereby authorized and directed to pay all organization expenses of this corporation out of the funds of this corporation.

There being no further or other business to come before the meeting, on motion duly made, seconded and carried, the meeting adjourned.

                                   /s/  Kenneth G. Mason
                                   -----------------------
                                   Secretary of the Meeting


APPROVED

/s/  Francisco Montalvo